EXHIBIT 99.1

☒	PLEASE MARK VOTES	KCS ENERGY, INC.
	AS IN THIS EXAMPLE	SPECIAL MEETING OF STOCKHOLDERS ON JULY 12, 2006

I have received the Notice of Special Meeting of Stockholders to be held in Houston, Texas on July 12, 2006 at 10:00 a.m. Houston, Texas time (the “Special Meeting”), and a Proxy Statement furnished by the Board of Directors of KCS Energy, Inc. (the “Company”) for the Special Meeting. I appoint James W. Christmas and Frederick Dwyer, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Special Meeting in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.			FOR	AGAINST	ABSTAIN
	1.	Proposal to approve	☐	☐	☐
and adopt the Amended and Restated Agreement and Plan of Merger effective as of April 20, 2006, by and between Petrohawk Energy Corporation and the Company.
	2.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

THE PROXY HOLDERS CANNOT VOTE YOUR
SHARES UNLESS YOU SIGN AND RETURN THIS
CARD. IF THIS PROXY IS SIGNED AND
RETURNED, IT WILL BE VOTED IN ACCORDANCE
WITH YOUR INSTRUCTIONS. YOU ARE
ENCOURAGED TO SPECIFY YOUR CHOICES BY
MARKING THE APPROPRIATE BOXES ABOVE,
BUT IF YOU DO NOT SPECIFY HOW THE PROXY
SHOULD BE VOTED, IT WILL BE VOTED “FOR”
PROPOSAL 1.

I hereby revoke any proxy or proxies previously given to
represent or vote the shares of common stock of the
Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Note: Please sign exactly as your name or names appear on
this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney,
trustee or guardian, please give full title as such. If the
signer is a corporation, please sign full corporate name by
duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized
person.

é            Detach above card, sign, date and mail in postage paid envelope provided.            é

KCS ENERGY, INC.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

If you have any questions or need assistance in voting, please call Georgeson Shareholder Communications, Inc., toll free at 1-800-279-7074. Stockholders calling from outside the U.S. or Canada can call collect 1-212-440-9800.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

REVOCABLE PROXY

KCS ENERGY, INC.

SPECIAL MEETING OF STOCKHOLDERS

July 12, 2006

10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I have received the Notice of Special Meeting of Stockholders to be held in Houston, Texas on July 12, 2006 at 10:00 a.m. Houston, Texas time (the “Special Meeting”), and a Proxy Statement furnished by the Board of Directors of KCS Energy, Inc. (the “Company”) for the Special Meeting. I appoint James W. Christmas and Frederick Dwyer, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Special Meeting in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê            FOLD AND DETACH HERE            ê

KCS ENERGY, INC. — SPECIAL MEETING, JULY 12, 2006 :

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-776-5623 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/kcs and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

If you have any questions or need assistance in voting, please call Georgeson Shareholder Communications, Inc., toll free at 1-800-279-7074. Stockholders calling from outside the U.S. or Canada can call collect
1-212-440-9800.

SPECIAL MEETING OF STOCKHOLDERS OF JULY 12, 2006	Revocable Proxy KCS ENERGY INC.	Please mark as indicated in this example	☒

1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger effective as of April 20, 2006, by and between Petrohawk Energy Corporation and the Company.	For ☐	Against ☐	Abstain ☐	2. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.
THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ABOVE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED “FOR” PROPOSAL 1.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

***  IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW  ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

é                                                                         é

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., July 12, 2006. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., July 12, 2006 1-866-776-5623	anytime prior to 3 a.m., July 12, 2006 go to https://www.proxyvotenow.com/kcs

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!